                                                                  Exhibit 10.1.4

                                                                   June 25, 1999

CONGRESS FINANCIAL CORPORATION (NORTHWEST)
One Main Place, 101 Southwest Main
Suite 725
Portland, Oregon  97204

          Re:  Amendment No. 4 to Loan and Security Agreement
               ----------------------------------------------

Ladies and Gentlemen:

     CONGRESS FINANCIAL CORPORATION (NORTHWEST) ("Lender") and VALLEY MEDIA, INC., a Delaware corporation ("Borrower"), have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of May 21, 1998, by and between Lender and Borrower (as amended, the "Loan Agreement") and all other Financing Agreements at any time executed and/or delivered in connection therewith or related thereto. All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrower has requested that Lender amend certain provisions of the Loan Agreement (a) with respect to the Interest Rate, (b) with respect to the unused line fee set forth in Section 3.4 of the Loan Agreement and (c) to provide for certain Loans, within the Maximum Credit, the proceeds of which shall be used by Borrower to purchase certain Equipment, and Lender is willing to agree to the foregoing, on and subject to the terms and conditions contained in this Amendment No. 4 to Loan and Security Agreement (this "Amendment").

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1.   Additional Definitions.  Section 1 of the Loan Agreement is hereby
          ----------------------
amended by adding thereto the following defined terms having the following subsection designation in Section 1:

          "1.46 "Capex Line Loans" shall have the meaning set forth in Section
          2.5 hereof."

          "1.47 "Capex Line Sublimit" shall mean $8,000,000."

          "1.48 "Eligible Equipment" shall mean Equipment that meets all of the following criteria:

          (a) the Equipment shall be described by model, make, manufacturer, serial number and/or such other identifying information as may be appropriate, as determined by Lender, in a schedule to be submitted by Borrower to Lender; (b) Lender shall have a perfected first-and-only lien on and security interest in such Equipment; (c) such Equipment shall be located at premises owned or leased by Borrower and which, in the case of the premises owned by Borrower is not subject to a mortgage in favor of any mortgagee other than Lender or is the subject of a mortgagee's waiver in favor of, and satisfactory to, Lender, and, in the case of premises leased by Borrower, is the subject of a landlord's waiver in favor of, and satisfactory to, Lender; (d) such Equipment is not a fixture; (e) such Equipment is acceptable to Lender as Collateral; and (f) Borrower shall have delivered to Lender a copy of a bill of sale, invoice or other instrument evidencing that the vendor of such Equipment has transferred good and absolute title thereto to Borrower for the Equipment Purchase Price set forth therein and, if applicable, any deferred payment terms given to Borrower in connection with such sale.

The criteria for Eligible Equipment shall be subject to Lender's continuing satisfaction and may be revised by Lender from time-to-time in its sole judgment. Any Equipment that is not Eligible Equipment shall nevertheless be and remain at all times part of the Collateral (subject to the provisions of Section 5 of this Agreement)."

          "1.49 "Equipment Purchase Price" shall mean, with respect to the purchase by Borrower of an item of Eligible Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, trade-in allowances, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind."

     2.   Amendment of Definitions. (a) Clause (a) of the definition of
          ------------------------
"Interest Rate" set forth in Section 1.26 is hereby deleted in its entirety and the following is hereby substituted therefor:

               "(a) as to Prime Rate Loans, commencing as of the date hereof through and including June 30, 1998, a rate equal to eight and one-half (8-1/2%) percent; and thereafter, for any given month, (i) if the Monthly Excess Availability for the immediately preceding calendar month is equal to or greater than $50,000,000, a rate equal to one-quarter (1/4%) percent per annum below the Prime Rate, (ii) if the Monthly Excess Availability for the immediately preceding calendar month is equal to or greater than $35,000,000, but less than $50,000,000, a rate equal to the Prime Rate, (iii) if the Monthly Excess Availability for the immediately preceding calendar month is equal to or greater than $25,000,000, but less than

          $35,000,000, a rate equal to the Prime Rate, (iv) if the Monthly Excess Availability for the immediately preceding month is equal to or greater than $10,000,000, but less than $25,000,000, a rate equal to one-quarter (1/4%) percent per annum in excess of the Prime Rate, and
          (v) if the Monthly Excess Availability for the immediately preceding calendar month is less than $10,000,000, a rate equal to one-half (1/2%) percent per annum in excess of the Prime Rate, and ..."

               (b) Section 1.30 of the Loan Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

               "1.30 "Loans" shall mean the Revolving Loans and the Capex
               Loans."

     3.   Capex Loans.  The following new Section is hereby added to the Loan
          -----------
Agreement as Section 2.5 thereof:

               "Section 2.5   Capex Line Loans.  In addition to all other loans,
                              ----------------
          advances and other financial accommodations to be made by Lender to Borrower pursuant to this Agreement and subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower, upon Borrower's written request, for the purpose of purchasing Eligible Equipment (each, a "Capex Loan"). Each Capex Loan requested shall be in an amount of not less than $1,000,000 and shall not exceed 80% (or such lesser percentage as may be specified by Lender from time to time by written notice to Borrower) of the Equipment Purchase Price of the Eligible Equipment to be purchased with the proceeds of such Capex Loan, provided that, (i) the aggregate cumulative amount of all
                      -------- ----
          Capex Loans made hereunder shall not exceed the Capex Line Sublimit;
          (ii) the Capex Loans, once repaid, may not be reborrowed hereunder; and (iii) Lender shall not be obligated to fund any particular Capex Loan to Borrower unless Lender is satisfied, in its sole judgment and based on such actual and pro forma financial information as Lender may request, that no Event of Default exists at the time of and after giving effect to such Capex Loan. Borrower shall request each Capex Loan by notice in writing to Lender's representative responsible for Borrower's account not less than ten (10) Business Days prior to the requested date of disbursement of such Capex Loan, and Borrower shall provide Lender with such information and documents regarding such Capex Loan and the Eligible Equipment to be financed thereby as Lender may request. Each Capex Loan to Borrower shall be repaid in successive equal monthly installments of principal based on a sixty
          (60) month amortization, with the first such installment being due and payable on the first day of the first calendar month immediately following the calendar month in which such Capex Loan is made. The entire unpaid principal balance of each Capex Loan shall, at the option of Lender, be due and payable upon the occurrence of an Event of Default but in any event shall be immediately due and payable upon the termination of this Agreement. Interest shall accrue on the unpaid principal amount of each Capex Loan at the Interest Rate and shall be paid in accordance with Section 3.1 hereof."

     4.   Reduction in Basis for Calculation of Unused Line Fee.  Section 3.4 of
          -----------------------------------------------------
the Loan Agreement is hereby deleted in its entirety and the following is hereby substituted therefor:

          "3.4 Unused Line Fee.  Borrower shall pay to Lender monthly, while
               ---------------
          this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, an unused line fee at a rate equal to three-eighths (3/8%) percent per annum calculated upon the amount by which the amount equal to the Applicable Percentage (as defined below) multiplied by the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding such month (or part thereof), which fee shall be payable on the first of each month in arrears. For purposes of this Section 3.4, "Applicable Percentage" means, for any month, (a) if the Monthly Excess Availability for the month immediately preceding such month was at least $50,000,000, seventy (70%) percent, and (b) if the Monthly Excess Availability for the month immediately preceding such month was less than $50,000,000, eighty (80%) percent."

     5.   Representations, Warranties and Covenants.  In addition to the
          -----------------------------------------
continuing representations, warranties and covenants heretofore made by Borrower to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of this Amendment and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment (after giving effect to the Amendments to the Loan Agreement made by this Amendment); and

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute its legal, valid and binding obligations enforceable against Borrower in accordance with their respective terms.

     6.   Conditions Precedent.  This Amendment shall not become effective
          --------------------
unless all of the following conditions precedent have been satisfied in full, as determined by Lender:

          (a) The receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower; and

          (b) as of the date of this Amendment, no Event of Default shall have occurred and be continuing and no event shall have occurred or a condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     7.   Effect of this Amendment.  Except as modified pursuant hereto, no
          ------------------------
other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the Loan Agreement or any of the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     8.   Further Assurances.  At Lender's request, Borrower shall execute and
          ------------------
deliver such additional documents and take such additional actions as Lender reasonably requests to effectuate the provisions and purposes of this Amendment and to protect and/or maintain perfection of Lender's security interests in and liens upon the Collateral.

     9.   Governing Law.  The validity, interpretation and enforcement of this
          -------------
Amendment in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

     10.  Binding Effect.  This Amendment shall be binding upon and enure to the
          --------------
benefit of each of the parties hereto and their respective successors and assigns.

     11.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, but all of such counterparts when executed shall together constitute one and the same Agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                                    Very truly yours,

                                    VALLEY MEDIA, INC.


                                    By:      /s/ Donald E. Rose
                                             ------------------

                                    Title:   Treasurer
                                             ---------


AGREED:

CONGRESS FINANCIAL CORPORATION (NORTHWEST)

By:     /s/ Rodney S. Davis
        -------------------

Title:  First Vice President
        --------------------